               JOINT FILING INFORMATION

Reporting Person:	QIH MANAGEMENT INVESTOR L.P.
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	QUANTUM INDUSTRIAL PARTNERS LDC ET AL
Issuer and Symbol:	BLUEFLY INC (BLFY)
Date of Event Requiring Statement:	9/7/2011

Signature:
/s/ Jay Schoenfarber
Jay Schoenfarber, as Assistant General Counsel of
Soros Fund Management, LLC, which is the Managing
Member of QIH Management LLC, which is the
general partner of QIH Management Investor, L.P.

Reporting Person:	QIH MANAGEMENT LLC
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	QUANTUM INDUSTRIAL PARTNERS LDC ET AL
Issuer and Symbol:	BLUEFLY INC (BLFY)
Date of Event Requiring Statement:	9/7/2011

Signature:	/s/ Jay Schoenfarber Jay Schoenfarber, as Assistant General Counsel of Soros Fund Management, LLC, which is the Managing Member of QIH Management LLC

Reporting Person:	SOROS FUND MANAGEMENT LLC
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	QUANTUM INDUSTRIAL PARTNERS LDC ET AL
Issuer and Symbol:	BLUEFLY INC (BLFY)
Date of Event Requiring Statement:	9/7/2011

Signature:	/s/ Jay Schoenfarber Jay Schoenfarber, as Assistant General Counsel of Soros Fund Management, LLC